LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, Todd Andrew
Fisher, the undersigned, of 26 Abbotsbury Road, London
W14 8ER United Kingdom, hereby make, constitute and appoint Steven F. Crooke or, in the alternative, Jerry
W. Fanska, each of Layne Christensen Company, 1900
Shawnee Mission Parkway, Mission Woods, Kansas, my true and lawful attorney-in-fact for me and in my name, place, and stead giving severally unto said Mr. Crooke and Mr. Fanska full power to execute and to file with the Securities and Exchange Commission ("SEC") as my attorney-in-fact, any and all SEC Forms 3, 4, 5 or 144 required to be filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, in connection with my beneficial ownership of equity securities of Layne Christensen Company.

The rights, powers, and authority of said attorney-in-fact herein granted shall commence and be in full force and effect as of February 1, 2003, and such rights, powers, and authority shall remain in full force and effect for as long as the undersigned is subject to the reporting requirements of Section 16 or until revoked in writing by the undersigned, whichever first occurs.

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of this 27th day of June, 2003.

                             /s/ Todd A. Fisher
                                (Signature)

UNITED KINGDOM OF LONDON )
                         ) ss.
CITY OF LONDON ENGLAND   )

On this 27th day of June, 2003, before me a notary public in and for said City, personally appeared TODD
ANDREW FISHER, to me personally known, who being duly sworn, acknowledged that he had executed the foregoing instrument for purposes therein mentioned and set forth.

                      /s/ J. Kerr Milligan
  [SEAL]                   Notary Public
                          J. KERR MILLIGAN
                      Notary Public of London, England
My Commission Expires:

   With life